UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2021
SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2021, the Board of Directors (the “Board”) of Sila Realty Trust, Inc. (the “Company”) increased the size of the Board from five to six directors and appointed Adrienne Kirby as director to fill the newly created vacancy on the Board, effective immediately. The Board determined that Ms. Kirby is an independent director. With the election of Ms. Kirby, the Board now consists of six members, five of whom are independent directors. In addition, the Board appointed Ms. Kirby to serve on the audit committee (the “Audit Committee”) and the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) of the Board. Ms. Kirby will serve as a director until the Company’s next annual meeting of stockholders and until her successor is duly elected and qualifies or until her earlier resignation or removal in accordance with the Company’s organizational documents and applicable law. As an independent director and member of the Audit Committee and Nominating and Corporate Governance Committee, Ms. Kirby will receive the same compensation and reimbursement of expenses that the Company pays to each of its independent directors and Audit Committee and Nominating and Corporate Governance Committee members.
Since 2019, Adrienne Kirby has served on the board of directors of three private companies, Trellis Rx, MedVet, and Greenway Health. Most recently, Ms. Kirby served in several capacities with Cooper University Health Care: Executive Chairman and Chief Executive Officer (2018 – 2019), President and Chief Executive Officer (2013 –2018), and Senior Vice President and Chief Operating Officer (2012 – 2013). In these roles, Ms. Kirby led the implementation of a strategic partnership and strategic plan resulting in key growth outcomes, the transformation from a safety net hospital to a regional academic tertiary care center with a new medical school and advanced programs in cancer, cardiac, trauma and surgical care, extensive facility acquisition, development and expansion initiatives, and other pivotal partnerships, initiatives and transformations, significantly improving the company’s financial performance and achieving unprecedented volume growth. From 2010 to 2012, Ms. Kirby worked for MedStar Health, a nine-hospital healthcare system with operations in Washington, D.C. and throughout Maryland, as Senior Vice President, MedStar then President, Franklin Square Medical Center. Previously, Ms. Kirby worked for VIRTUA Health, the largest health system in southern New Jersey, performing in various roles from 1999 to 2010, culminating as Chief Operating Officer. Earlier in her career, Ms. Kirby held various positions with Christina Care, the University of Pennsylvania Medical Center, and Hahnemann University. Ms. Kirby earned a Bachelor’s degree in Nursing from Rutgers University and a Master’s degree in Nursing and a Ph.D from the University of Pennsylvania. Ms. Kirby was selected to serve as an independent director because of her significant experience leading and operating healthcare systems.
Ms. Kirby will be compensated for her services in the manner consistent with that of the Company’s other non-employee directors, as discussed in the Company’s filings with the U.S. Securities and Exchange Commission. There are no transactions in which Ms. Kirby has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, there is no arrangement or understanding between Ms. Kirby and any other persons pursuant to which she was selected as a director that would be reportable under Item 401(d) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On April 15, 2021, the Company announced in a press release the events described in Item 5.02 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Sila Realty Trust, Inc. Press Release, dated April 15, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: April 15, 2021	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer